UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

Revolutionary Concepts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53674	27-0094868
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Revolutionary Concepts, Inc., 13850 Ballantyne Corporate Pl, Suite 500 Charlotte, NC 28277

(Address of Principal Executive Office) (Zip Code)

980-225-5376

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “RCI” refer to Revolutionary Concepts, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. Entry into a Material Definitive Agreement.

Revolutionary Concepts, Inc., a Nevada corporation, and Rainco Industries, Inc, a Georgia corporation (“Rainco”), have entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) dated as of December 7, 2012, in which the Company purchased from Rainco all the member interests in Greenwood Finance Group, LLC.(“Greenwood”). Pursuant to the Purchase Agreement and subject to the conditions set forth therein, the Company purchased all the member interests of Greenwood in exchange for ten million shares of Series A Convertible Preferred Stock (the “Preferred Stock”), the rights, preferences and designations of which are filed as an amendment to the Articles of Incorporation with the State of Nevada.

Greenwood management expects unaudited EDBITA in excess of $3.5 million for 2012 and unaudited assets in excess of $7.0 million and total liabilities of less than $3.0 million. These results are unaudited and subject to adjustment, but management feels confident that these results will be confirmed.

The completion of the acquisition, and the rights, preferences and designations (as permitted pursuant to the Company’s Articles of Incorporation) was approved by the Board of Directors of the Company.

Each of the Company and Rainco has made customary representations and warranties in the Purchase Agreement. RCI has also agreed to various restrictive covenants in the Purchase Agreement and the Preferred Stock, including, among other things but not limited to, (i) conduct business in the ordinary course consistent with past practice in all material respects ; (ii) limit the Company’s right to issue securities, without the approval of the Preferred Stock; (iii) limit the incurrence of debt in excess of $10,000, without the approval of the Preferred Stock; (iv) sell its own assets or purchase the assets of another entity, without the approval of the Preferred Stock and (vi) limit the Board of Directors to five members and allow Rainco the right, not the obligation, to recommend three members in the event of any vacancies, to serve in accordance with the Company bylaws. The restrictive covenants will terminate upon the elimination of the outstanding obligations of RCI to Rainco.

Each share of Preferred Stock is convertible, at the discretion of the holder, into 1.8 shares of Company common stock (with provisions which reduce the conversion ratio to one share of Preferred Stock for one share of Company common stock under specified conditions). The Preferred Stock has liquidation preferences and may be cancelled and returned to the Company in exchange for the Member Interests under certain restrictive circumstances.

The foregoing summary description of the Purchase Agreement, the Preferred Stock and the transaction, is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Preferred Stock, of which is attached hereto as Exhibit 3.1, and the terms of which are incorporated herein by reference.

The Purchase Agreement and the right, preferences and designations of the Preferred Stock have been attached as Exhibits to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Rainco, Greenwood, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement and Preferred Stock were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement and Preferred Stock; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Rainco, Greenwood or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Greenwood Finance Group, LLC

The following is a description of Greenwood, as provided by Greenwood:

With representatives in Atlanta and Charlotte, Greenwood Finance Group is a private equity firm consisting of a team of individuals who understand the work that goes into developing businesses in their beginning stages. In addition to providing funding through our Green Path Fund, Greenwood Finance Group provides consultation services to help business leaders’ map out plans and goals for continued success.

Greenwood Finance Group provides broad-spectrum investment and capital services to small-cap and micro-cap companies; strategically positioning them for long-term growth and profitability. Greenwood delivers, through our global network of investment partners and private equity groups, the capabilities to quickly tailor funding solutions that meet the unique needs of each client which can be tailored to a client’s capital funding needs so it can focus on growing the company.

ITEM 2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM 3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

See Item 1.01 above.

ITEM 8.01 OTHER EVENTS

On June 17, 2013 Revolutionary Concepts, Inc., issued a “Letter To Our Shareholders” from Ronald Carter, President and Chief Executive Officer of the Company, and made available to the public. A copy of the letter is included as Exhibit 99.3 to this Form 8-K.

ITEM 9.01 - EXHIBITS

(a)	Financial Statements of Business Acquired

·	The following financial statements of Greenwood Finance Group, LLC. are being filed with this report as Exhibit 99.1:
	·	Report of Independent Public Accounting Firm;
	·	Audited Balance Sheet as of December 31, 2012
	·	Audited Statements of Operations for the year ended December 31, 2012
	·	Audited Statements of Cash Flows for the year ended December 31, 2012
	·	Audited Statements of Retained Earnings for the year ended December 31, 2012
	·	Notes to Financial Statements.

(b)	The following financial information is being filed with this report as Exhibit 99.2:
Unaudited Condensed Combined Pro Forma Balance Sheet as of December 31, 2012; Unaudited Condensed Combined Pro Forma Statement of Operations as of December 31, 2012 Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(c)	The following information is being filed with this report as Exhibit 99.3
Letter to Shareholders dated June 17, 2013 from Ronald Carter

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the company financial position or results of operations actually would have been had Company completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

(d) Exhibits.

Exhibit No.	Description
2.1*	Member Interest Purchase Agreement by and among Revolutionary Concepts Inc., and Rainco Industries, Inc. as sole member of Greenwood Finance Group, LLC, dated December 7, 2012.
3.1*	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
99.1	Financial Statements listed in Item 9.01(a).
99.2	Pro Forma Financial Information listed in Item 9.01(b).
99.3	Shareholder to Shareholders listed in Item 9.01(c)

*Incorporated by reference to the corresponding Exhibits Company’s filing on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Revolutionary Concepts, Inc.

By:	/s/ Ronald Carter
Ronald Carter, Chairman and President

June 25, 2013